UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2011, we, through G&E HC REIT II Care Pavilion SNF, L.P., G&E HC REIT II Cheltenham York SNF, L.P., G&E HC REIT II Cliveden SNF, L.P., G&E HC REIT II Maplewood Manor SNF, L.P., G&E HC REIT II Tucker House SNF, L.P., indirect subsidiaries of our wholly owned subsidiary, G&E HC REIT II Philadelphia SNF Portfolio Holdings, LLC, entered into five separate purchase and sale agreements, or the Purchase Agreements, with Care Pavilion, Inc., Cheltenham York Road Nursing and Rehabilitation Center, Inc., Cliveden-Maplewood Convalescent Centers, Inc., which owns two properties, and Tucker House II, Inc., respectively, each of which are unaffiliated third parties and are collectively referred to as the Seller, for the purchase of five separate skilled nursing facilities, or the Philadelphia SNF Portfolio, for an aggregate purchase price of $75,000,000, plus closing costs. The Philadelphia SNF Portfolio consists of five separate skilled nursing facilities: Care Pavilion Skilled Nursing Facility, Cheltenham Skilled Nursing Facility, Cliveden Skilled Nursing Facility, Maplewood Manor Skilled Nursing Facility and Tucker House Skilled Nursing Facility, all of which are located in Philadelphia, Pennsylvania, or the Care Pavilion, Cheltenham, Cliveden, Maplewood Manor and Tucker House properties, respectively.

The material terms of the Purchase Agreements, which have substantially similar terms, provide for: (i) a due diligence period that ended on June 14, 2011, or the effective date, as we had commenced our due diligence review of the Philadelphia SNF Portfolio prior to entering into the Purchase Agreements, however, we may still continue to inspect the properties until the closing date by providing 24 hour prior notice to the Seller of our intent to inspect the properties; (ii) a deposit for the Philadelphia SNF Portfolio of approximately $2,000,000, in the aggregate, which was due within two days of the effective date and was allocated as follows: (a) $773,000 for the Care Pavilion property; (b) $373,000 for the Cheltenham property; (c) $267,000 for the Cliveden property; (d) $320,000 for the Maple Manor property; and (e) $267,000 for the Tucker House property; (iii) a closing date for the Philadelphia SNF Portfolio to occur on June 30, 2011; and (iv) a termination provision whereby we can terminate each of the Purchase Agreements at any time before the closing date if any of our closing contingencies are not satisfied or in the event of default by the Seller, if such default is not cured with 10 days; provided however, we may waive our right to terminate pursuant to the terms of the Purchase Agreements and proceed to closing. The Purchase Agreements also contain additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. The purchase prices of the five skilled nursing facilities comprising the Philadelphia SNF Portfolio are as follows: (a) $29,000,000 for the Care Pavilion property; (b) $14,000,000 for the Cheltenham property; (c) $10,000,000 for the Cliveden property; (d) $12,000,000 for the Maplewood Manor property; and (e) $10,000,000 for the Tucker House property.

We intend to finance the purchase of the Philadelphia SNF Portfolio using a combination of debt financing, including borrowings under our secured revolving line of credit with Bank of America, N.A., and funds raised through our initial public offering. We anticipate paying an acquisition fee of approximately $2,063,000, or 2.75% of the aggregate purchase price of the Philadelphia SNF Portfolio, to Grubb & Ellis Equity Advisors, LLC, the managing member of Grubb & Ellis Healthcare REIT II Advisor, LLC, our advisor. The closing of the Philadelphia SNF Portfolio is expected to occur during the second quarter of 2011; however, no assurance can be provided that we will be able to purchase the Philadelphia SNF Portfolio in the anticipated timeframe, or at all.

The material terms of the Purchase Agreements are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement of Purchase and Sale by and between G&E HC REIT II Care Pavilion SNF, L.P. and Care Pavilion, Inc., dated June 14, 2011

10.2 Agreement of Purchase and Sale by and between G&E HC REIT II Cheltenham York SNF, L.P. and Cheltenham York Road Nursing and Rehabilitation Center, Inc., dated June 14, 2011

10.3 Agreement of Purchase and Sale by and between G&E HC REIT II Cliveden SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011

10.4 Agreement of Purchase and Sale by and between G&E HC REIT II Maplewood Manor SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011

10.5 Agreement of Purchase and Sale by and between G&E HC REIT II Tucker House SNF, L.P. and Tucker House II, Inc., dated June 14, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

June 20, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement of Purchase and Sale by and between G&E HC REIT II Care Pavilion SNF, L.P. and Care Pavilion, Inc., dated June 14, 2011
10.2	Agreement of Purchase and Sale by and between G&E HC REIT II Cheltenham York SNF, L.P. and Cheltenham York Road Nursing and Rehabilitation Center, Inc., dated June 14, 2011
10.3	Agreement of Purchase and Sale by and between G&E HC REIT II Cliveden SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011
10.4	Agreement of Purchase and Sale by and between G&E HC REIT II Maplewood Manor SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011
10.5	Agreement of Purchase and Sale by and between G&E HC REIT II Tucker House SNF, L.P. and Tucker House II, Inc., dated June 14, 2011